Exhibit 99.2

Non-GAAP Financial Information

Operating (non-GAAP) Earnings Per Share and Related Income Statement Items

In an effort to provide better transparency into the operational results of the business, the company separates business results into operating and non-operating categories. Operating earnings from continuing operations is a non-GAAP measure that excludes the effects of certain acquisition-related charges, intangible asset amortization expense resulting from basis differences on equity method investments, retirement-related costs, discontinued operations and their related tax impacts. For the fourth-quarter and full-year 2017, operating (non-GAAP) earnings also excludes a one-time charge associated with the enactment of U.S. tax reform due to its unique non-recurring nature.  For acquisitions, operating earnings exclude the amortization of purchased intangible assets and acquisition-related charges such as in- process research and development, transaction costs, applicable restructuring and related expenses and tax charges related to acquisition integration. These charges are excluded as they may be inconsistent in amount and timing from period to period and are dependent on the size, type and frequency of the company’s acquisitions. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, the company characterizes certain items as operating and others as non-operating. The company includes defined benefit plan and nonpension postretirement benefit plan service cost, amortization of prior service cost and the cost of defined contribution plans in operating earnings. Non- operating retirement-related cost includes defined benefit plan and nonpension postretirement benefit plan interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/ settlements and multi-employer plan costs, pension insolvency costs and other costs. Non-operating retirement-related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and the company considers these costs to be outside of the operational performance of the business.  Effective January 1, 2018, the company adopted the new Financial Accounting Standards Board (FASB) guidance on presentation of net periodic pension and nonpension postretirement benefit costs, and as a result, the company will align its presentation for operating (non-GAAP) earnings to conform to the FASB presentation of these costs included in the Consolidated Statement of Earnings.  Operating (non-GAAP) earnings will no longer include amortization of prior service costs but will include multi-employer plan costs.  The full-year 2018 operating (non-GAAP) earnings per share expectation has been calculated under this new definition.

Overall, the company believes that providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows the company to provide a long-term strategic view of the business going forward. The company’s reportable segment financial results reflect operating earnings from continuing operations, consistent with the company’s management and measurement system.

Free Cash Flow

The company uses free cash flow as a measure to evaluate its operating results, plan share repurchase levels, strategic investments and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and net cash from operating activities that exclude the effect of Global Financing receivables. Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows. Since the company views Global Financing receivables as a profit-generating investment which it seeks to maximize, it is not considered when formulating guidance for free cash flow. As a result the company does not estimate a GAAP Net Cash from Operations expectation metric.

Constant Currency

When the company refers to growth rates at constant currency or adjusts such growth rates for currency, it is done so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to- period comparisons of its business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.